Exhibit 10.15

SEVENTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 15th day of January, 2009, by and among Dover Downs Gaming & Entertainment, Inc. (the “Borrower”), Wilmington Trust Company, a Delaware banking corporation, its successors and assigns (“WTC”), PNC Bank, National Association (as successor by merger to Mercantile-Safe Deposit & Trust Company), a national banking association, its successors and assigns (“PNC” and together with WTC, the “Banks”), and WTC, as agent (the “Agent”).

WHEREAS, the Borrower, WTC, PNC Bank, Delaware, a Delaware banking corporation (“PNC Delaware”), Mercantile and the Agent have entered into an Amended and Restated Credit Agreement, dated as of March 25, 2002, as amended by the Amendment to Amended and Restated Credit Agreement, dated as of August 12, 2002, the Second Amendment to Amended and Restated Credit Agreement, dated as of February 19, 2004, the Third Amendment to Amended and Restated Credit Agreement, dated as of November 5, 2004, the Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2005, the Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2006, and the Sixth Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2007 (as so amended, the “Agreement”), pursuant to which WTC, PNC Delaware and Mercantile agreed to make available certain credit facilities to the Borrower; and

WHEREAS, PNC Delaware and Mercantile became affiliated banks and PNC Delaware assigned to Mercantile its obligations as a Bank under the Agreement;

WHERAS, subsequent to the assignment to Mercantile, Mercantile merged with and into PNC and PNC became Mercantile’s successor under the Agreement; and

WHEREAS, the Borrower, the Banks and the Agent desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

SECTION 2.  Amendments.

2.1.          The definition of “Eurodollar Rate” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Eurodollar Rate”:  with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing

(the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers’ Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Bankers’ Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period (or with respect to a Fixed Reset Eurodollar Loan, on the Reset Date for such Fixed Reset Eurodollar Loan) for an amount comparable to the principal amount of such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.  The Eurodollar Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by BBA as shown
Eurodollar Rate =     on Dow Jones Markets Service display page 3750 or appropriate successor

1.00 - Euro-Rate Reserve Percentage

2.2.          Section 1.1 of the Agreement is hereby amended by adding the defined term set forth below:

“Fixed Reset Eurodollar Loan”: means a Eurodollar Borrowing specified by the Borrower as a Fixed Reset Eurodollar Loan in the corresponding Revolving Credit Borrowing Request delivered by the Borrower.

2.3.          The definition of “Interest Period” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Period”:  shall have the following meaning:

(a)           With respect to any Eurodollar Loan that is not a Fixed Reset Eurodollar Loan:

(i)            initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, given with respect thereto; and

(ii)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

(A)          if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(B)           with respect to Eurodollar Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(C)           an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date; and

(D)          the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

(b)           With respect to any Eurodollar Loan that is a Fixed Reset Eurodollar Loan:

(i)  initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Fixed Reset Eurodollar Loan and ending on the one month anniversary of such borrowing or conversion date, which day of the month shall be referred to as the “Reset Date” for such Eurodollar Loan; and

(ii)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Fixed Reset Eurodollar Loan and ending on the Reset Date in the next following calendar month;

provided that, the foregoing provisions relating to Interest Periods for Fixed Reset Eurodollar Loans are subject to the following:

(A)          if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(B)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, which day shall be the “Reset Date” for such Eurodollar Loan in that calendar month; and

(C)           an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date.

2.4.          Section 1.1 of the Agreement is hereby amended by adding the following definition:

“Reset Date”:  has the meaning given such term in part (b) of the definition of “Interest Period” set forth in Section 1.1 .

2.5.          Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

2.2           Revolving Credit Loan Procedures.  In order to request a Revolving Credit Borrowing, the Borrower shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Agent the information requested by the form of Revolving Credit Borrowing Request attached as Exhibit A-1 hereto (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Wilmington time, three Business Days before a proposed Borrowing and (b) in the case of a Base Rate Borrowing, not later than 12:00 noon, Wilmington time, on the day of a proposed Borrowing.  Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (ii) the date of such Revolving Credit Borrowing (which shall be a Business Day); (iii) the principal amount of such Borrowing; and (iv) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto or that the Eurodollar Borrowing is to be a Fixed Reset Eurodollar Loan.  If no election as to the Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be a Base Rate Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified and the Eurodollar Borrowing is not designated as a Fixed Reset Eurodollar Borrowing in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.2 and of each Bank’s portion of the requested Borrowing.

2.6.          Exhibit A-1 of the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A-1 attached hereto.

SECTION 3.  Consent of Agent to Interest Rate Hedge.   Pursuant to Section 6.13 of the Agreement, the Agent and the Banks consent to the transactions taking place on January 15, 2009 contemplated by the ISDA Master Agreement, dated as of January 15, 2009, between the Borrower and PNC, as supplemented by that Swap Confirmation, dated January 15, 2009 (as the same may be modified, amended and supplemented from time to time, the “Swap Agreement”).  The Agent, the Banks and the Borrower agree that an Event of Default on the part of the Borrower under the Swap Agreement and the documents related thereto shall be an Event of Default under the Agreement, as amended by this Amendment.

SECTION 4.  Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Banks as follows:

(a)           Each of the representations and warranties of the Borrower in the Agreement is true and correct in all material respects on and as if made as of the date hereof after giving effect to this Amendment.

(b)           As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists.

(c)           No consent, approval or authorization of, or registration with any Person is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

SECTION 5.  Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

SECTION 7.  Agreement in Effect.  Except as hereby amended, the Agreement shall remain in full force and effect.

SECTION 8.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its principles of conflict of laws, all rights and remedies being governed by Delaware’s substantive laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

By:	/s/ Timothy R. Horne
Name: Timothy R. Horne
Title: Sr. Vice President – Finance

WILMINGTON TRUST COMPANY, as Agent and as a Bank

By:	/s/ Michael B. Gast
Name: Michael B. Gast
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ C. Douglas Sawyer
Name: C. Douglas Sawyer
Title: Sr. Vice President

EXHIBIT A-1

FORM OF REVOLVING CREDIT BORROWING REQUEST

Wilmington Trust Company, as Agent
121 South State Street
Dover, DE   19901
Attention:  Commercial Banking Department

Ladies and Gentlemen:

The undersigned, Dover Downs Gaming & Entertainment, Inc. refers to the Amended and Restated Credit Agreement dated as of March 25, 2002 (as may be amended or restated from time to time, the “Credit Agreement”) (capitalized terms being used herein as therein defined), between the undersigned, the several banks and other financial institutions from time to time parties thereto and Wilmington Trust Company, as agent, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests [ Revolving Credit Loans] [the renewal of a Eurodollar Rate Option][the renewal of a Fixed Reset Eurodollar Loan][the conversion of an interest rate option] as follows:

1.             The proposed borrowing date is _______________, 20__.

2.             The aggregate amount of  Revolving Credit Loans comprising the Borrowing is $______________.

3.             The [Eurodollar Rate Option] [Base Rate Option] shall apply to the Revolving Credit Loans comprising the Borrowing.

4.             [The Interest Period for the Revolving Credit Loans comprising the Borrowing is _________ [months]][The Eurodollar Borrowing is a Fixed Reset Eurodollar Loan].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the borrowing date:

(a)           each of the representations and warranties made by the undersigned in the Credit Agreement or which are contained herein are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time); and

(b)           no Default or Event of Default has occurred and is continuing on the date hereof or will occur after giving effect to the Extensions of Credit requested hereby.

Very truly yours,
DOVER DOWNS GAMING & ENTERTAINMENT, INC.

BY:
NAME:
TITLE: